Annual Meeting of Shareholders
May 18, 2011

Certain statements contained in this presentation are “Forward Looking
Statements” within the meaning of the Private Securities Litigation Reform
Act of 1995. Forward Looking Statements may be identified by the use of forward looking terminology such as “may,” “believes,” “intends,” “expects,”
and “anticipates” or similar terms or variations of these terms. Actual results could differ materially from those set forth in Forward Looking Statements due to a variety of factors including, without limitation, competition, interest rate risk, credit risk, political and economic conditions and regulatory issues.
Further information on these risk factors is included in our Annual Report on
Form 10-K and other filings with the Securities and Exchange Commission.

On April 19, 2011, the Company entered into a merger agreement with Brookline Bancorp, Inc.
(“Brookline Bancorp”) pursuant to which the Company will merge with and into Brookline Bancorp, whereupon the separate corporate existence of the Company will cease and its subsidiary, Bank Rhode
Island will become a wholly owned subsidiary of Brookline Bancorp. In connection with the merger,
Brookline Bancorp intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which will include a proxy statement of the Company and a prospectus of
Brookline Bancorp, as well as other relevant materials concerning the merger. Investors and security holders of the Company are urged to read the proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Brookline
Bancorp, the Company and the proposed transaction. The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed by Brookline Bancorp or the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of the documents filed by Brookline Bancorp with the SEC by directing a written request to Paul R. Bechet, Chief Financial Officer, Brookline Bancorp, 160 Washington
Street, Brookline, MA 02445. Investors may obtain free copies of the documents filed by the Company with the SEC by directing a written request to Linda H. Simmons, Chief Financial Officer, One Turks
Head Place, Providence, Rhode Island 02903. The Company and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the
Company in connection with the merger. Information about the directors and executive officers of the
Company is set forth in the proxy statement for the Company’s 2011 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 15, 2011. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the merger when it becomes available.

Review of 2010
 – Highlights
 – Financial performance
Financial results - Q1 2011
Brookline/BancorpRI merger

A Year in Review - 2010

Global environment showed slow growth but remains
challenging
Unemployment still high at national and local levels but
improving slightly
Consumer spending still cautious
Credit quality is manageable

Strong business performance in a challenging environment
 – Net income at record level, increased 78% over 2009
 – Significant diluted earnings per share growth of 200%
 – Commercial loans and core deposits grew
 – Expanded net interest margin
 – Disciplined expense management
 – Increased dividend by 12%
Credit quality
 – Remained solid
Other accomplishments
 – #1 SBA lender in Rhode Island for 2nd consecutive year

BANCORPRI
2010 BARI Results

Net Income

$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$ in Millions
$7.7
$9.0
$9.1
$5.5
$9.8
2006
2007
2008
2009
2010

BANCORPRI

2010 BARI Results

Earnings Per Share (Diluted)

$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$1.57
$1.84
$1.96
$0.70
$2.10
2006
2007
2008
2009
2010

BANCORPRI

2010 BARI Results

$ in Millions
$900
$800
$700
$600
$500
$400
$520
$574
$658
$732
$780
2006
2007
2008
2009
2010

Commercial Loans & Leases

BancorpRI
2010 BARI Results

Total Deposits and Core Deposits

$1,200
$1,000
$800
$600
$400
$ in Millions
$1,016
$1,015
$1,042
$1,098
$1,120
$635
$641
$619
$711
$773
2006
2007
2008
2009
2010
Core Deposits
Total Deposits

Core deposits are defined as DDA, NOW, money market and savings accounts

BancorpRI
2010 BARI Results

Net Interest Margin

3.90%
3.70%
3.50%
3.30%
3.10%
2.90%
2.70%
3.06%
2.96%
3.21%
3.25%
3.56%
2006
2007
2008
2009
2010

2010 BARI Results

$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$ in Millions
$38.7
$38.0
$37.9
$39.5
$41.2
2006
2007
2008
2009
2010

Noninterest Expense

Consistently Returning Capital to Shareholders

$0.20
$0.18
$0.16
$0.14
$0.12
$0.10
$0.15
$0.16
$0.17
$0.19
Q4 '06
Q1
Q2
Q3
Q4 '07
Q1
Q2
Q3
Q4 '08
Q1
Q2
Q3
Q4 '09
Q1
Q2
Q3
Q4 '10

Dividend Track Record

BANCORPRI

2010 BARI vs. Industry

Key Performance Indicator	SNL Banks &Thrifts (1) FY 2010	BARI FY 2010
Return on assets	0.49%	0.62%
Return on equity	5.11%	7.73%
Net interest margin	3.33%	3.56%
Efficiency ratio	58.89%	65.43%
NPLs / total loans & leases	4.53%	1.43%
NPAs / total assets	2.35%	1.10%
Allowance to total loans & leases	3.66%	1.61%
NCOs / avg. loans & leases	2.90%	0.42%

(1) Source: Includes all major exchanges (NYSE, NYSE Amex, NASDAQ) banks and thrifts in SNL's coverage universe. The aggregates are size weighted, calculated by consolidating all companies into a single entity.

Financial Results - Q1 2011

At $2.3 million, net income up 8.5% from Q4 2010
Diluted EPS of $0.49
Net interest margin expands to 3.58%
Commercial loan growth continues but slowly
Core deposits reach 70% of total deposits
Nonperforming assets remain at a manageable level

BancorpRI

Q1 2011 Results

	Q1 2011	Q4 2010	Q1 2010
Net income (in Millions)	$2.3	$2.1	$2.2
Earnings per share (diluted)	$0.49	$0.45	$0.48
Net interest margin	3.58%	3.49%	3.52%
Return on assets	0.59%	0.53%	0.57%
Return on equity	7.25%	6.46%	7.32%

Financial Results

BancorpRI
Q1 2011 Results

(in Millions)	Mar 31, 2011	Dec 31, 2010	Mar 31, 2010
Nonperforming loans & leases	$15.9	$16.5	$14.4
Nonperforming assets	$17.5	$17.6	$16.4
NPLs / total loans & leases	1.38%	1.43%	1.28%
NPAs / total assets	1.09%	1.10%	1.03%
Allowance to total loans & leases	1.58%	1.61%	1.48%

Asset Quality

Brookline Bancorp/BancorpRI Merger

On April 20, 2011:
 – Announced a merger with Brookline Bancorp. Inc.
 – Shareholders can elect to receive either:
 • $48.25 in cash; or
 • 4.686 shares of Brookline Bancorp common stock; or
 • a combination thereof
 – The cash consideration will remain fixed while the value of the stock consideration will fluctuate with the market price of
 Brookline Bancorp common stock.
 – All elections are subject to adjustment and allocation
 procedures to ensure that:
 • Approximately 50% of the outstanding shares of BancorpRI
 common stock will convert into cash, and
 • Approximately 50% of the outstanding shares of BancorpRI
 common stock will convert into Brookline Bancorp common stock.

On April 20, 2011:
 – The deal pricing represented a 57% premium to the stock price
 – Market valuations (as of 4/20/11):
 • 1.9x tangible book value
 • 22.2x forward EPS (analysts consensus)
 – Expect to close in 4th quarter 2011
 – BankRI will keep its name, its Board and its bank charter.
 – No overlap between the two companies, no branches will be closed.
 – As far as our customers are concerned, it will be business as usual.

BANCORPRI

The Combined Company

Boston
RHODE ISLAND

as of 3/31/11	Brookline	BancorpRI	Total
Assets	$3.1 billion	$1.6 billion	$4.7 billion
Loans	$2.5 billion	$1.2 billion	$3.7 billion
Deposits	$2.1 billion	$1.1 billion	$3.2 billion
Branches	26	17	43

"This transaction represents a
tremendous opportunity to enhance
shareholder value, strengthen our
competitive market position and bring
together two organizations dedicated to
serving New England businesses and
residents."
Paul Perrault - Brookline’s President
and CEO

BancorpRI

The Combined Company

Rank	Bank/Thrift	Region	State	Total Assets ($000)
1	State Street Corporation	NE	MA	171,796,000
2	People's United Financial, Inc.	NE	CT	24,962,300
3	Webster Financial Corporation	NE	CT	17,964,946
4	Boston Private Financial Holdings, Inc.	NE	MA	5,982,309
	Pro Forma Brookline / BARI			***4,664,280***
5	Independent Bank Corp.	NE	MA	4,645,783
6	Brookline Bancorp, Inc.	NE	MA	3,057,772
7	Washington Trust Bancorp, Inc.	NE	RI	2,892,272
8	Berkshire Hills Bancorp, Inc.	NE	MA	2,885,114
9	Danvers Bancorp, Inc.	NE	MA	2,774,425
10	Century Bancorp, Inc.	NE	MA	2,563,527
11	Camden National Corporation	NE	ME	2,338,317
12	Meridian Interstate Bancorp, Inc. (MHC)	NE	MA	1,900,680
13	Rockville Financial, Inc.	NE	CT	1,899,826
14	Bancorp Rhode Island, Inc.	NE	RI	1,606,508
15	United Financial Bancorp, Inc.	NE	MA	1,599,725
16	Merchants Bancshares, Inc.	NE	VT	1,491,186
17	First Bancorp, Inc.	NE	ME	1,431,038
18	Enterprise Bancorp, Inc.	NE	MA	1,429,426
19	Westfield Financial, Inc.	NE	MA	1,240,815
20	Bar Harbor Bankshares	NE	ME	1,162,484

Banks/Thrifts in New England
Source: SNL Financial. Data as of March 31, 2011

Questions?

Annual Meeting of Shareholders
May 18, 2011